As filed with the Securities and Exchange Commission on October 14, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

International Paper Company

(Exact name of registrant as specified in its charter)

New York	13-0872805
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Atlantic Street

Stamford, Connecticut 06921

(Address of Principal Executive Offices)

INTERNATIONAL PAPER COMPANY

SALARIED SAVINGS PLAN

INTERNATIONAL PAPER COMPANY

HOURLY SAVINGS PLAN

(Full title of the Plans)

Andrea L. Dulberg, Esq.

Assistant Corporate Secretary

International Paper Company

400 Atlantic Street

Stamford, Connecticut 06921

(203) 541-8000

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Elizabeth Pagel Serebransky, Esq.

Debevoise & Plimpton LLP

919 Third Ave.

New York, NY 10022

212-909-6000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $ 1.00 per share	23,600,000(1)	$27.30	$644,280,000(2)	$75,380.76

(1)	Includes 12,300,000 shares of International Paper Company Common Stock, par value $1.00 per share (the “Common Stock”) issuable under the International Paper Company Salaried Savings Plan and 11,300,000 shares of Common Stock issuable under the International Paper Company Hourly Savings Plan, plus an indeterminate number of additional shares which may be offered and issued under both plans to prevent dilution resulting from stock splits, stock dividends or similar transactions. Pursuant to Rule 416(c) under the 1933 Act, this Registration Statement on Form S-8 (this “Registration Statement”) also covers an indeterminate amount of interests to be offered or sold.

(2)	Estimated pursuant to Rule 457(h) and 457(c) under the Securities Act of 1933, as amended (the “1933 Act”), solely for the purpose of computing the registration fee, based on the average of the high and low prices of the securities being registered hereby on the New York Stock Exchange on October 13, 2005.

EXPLANATORY NOTE

Registration Statements were filed on August 4, 1992 (Registration No. 033-50438), on August 13, 1999 (Registration No. 333-85133) and on June 20, 2000 (Registration No. 333-037390) (collectively, the “Salaried Plan Registration Statements”) to register under the 1933 Act, among other things, shares of International Paper Company common stock, par value $1.00 per share (the “Common Stock”), issuable under the International Company Salaried Savings Plan and the Champion International Paper Company Savings Plan for Salaried Employees #077 (collectively, the “Prior Salaried Plans”). Effective as of April 1, 2002, the Prior Savings Plans were merged as the International Paper Company Salaried Savings Plan (the “Salaried Savings Plan”). A Registration Statement was filed on April 8, 2002 (Registration No. 333-85830) (together with the Salaried Plan Registration Statements, the “Prior Salaried Plan Registration Statements”) to register under the 1933 Act, among other things, shares of Common Stock issuable under the Salaried Savings Plan.

Registration Statements were filed on December 6, 1990 (Registration No. 033-38133), on May 3, 1999 (Registration No. 333-75325), on August 13, 1999 (Registration No. 333-85133) and on June 20, 2000 (Registration No. 333-37390) (collectively, the “Hourly Plan Registration Statements”) to register under the 1933 Act, among other things, shares of Common Stock issuable under the International Paper Company Hourly Savings Plan, the International Paper Company Retirement Savings Plan, Union Camp Corporation Franklin Employee Investment Plan, Union Camp Corporation Savannah Employee Investment Plan, Union Camp Corporation Prattville Employee Investment Plan, Union Camp Corporation Employees Investment Plan, Union Camp Corporation Employees Savings and Investment Plan and Champion International Corporation Savings Plan for Hourly Employees # 158 (collectively, the “Prior Hourly Plans). Effective as of April 1, 2002, the Prior Hourly Plans were merged as the International Paper Company Hourly Savings Plan (the “Hourly Savings Plan”). A Registration Statement was filed on April 8, 2002 (Registration No. 333-85822) (together with the Hourly Plan Registration Statements, the “Prior Hourly Plan Registration Statements”) to register under the 1933 Act, among other things, shares of Common Stock issuable under the Hourly Savings Plan.

This Registration Statement on Form S-8 (the “Registration Statement”) has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to form S-8 for the purpose of effecting the registration under the 1933 Act of an additional 23,600,000 shares of Common Stock, 12,300,000 shares that are issuable under the Salaried Savings Plan from time to time and 11,300,000 shares of Common Stock that are issuable under the Hourly Savings Plan from time to time.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

Pursuant to General Instruction E to Form S-8, the International Paper Company (the “Company”), the Salaried Savings Plan and the Hourly Savings Plan hereby incorporate by reference the contents of the Prior Salaried Plan Registration Statements and the Prior Hourly Plan Registration Statements.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by International Paper Company (the “Company”), the Salaried Savings Plan and the Hourly Savings Plan are incorporated herein by reference.

(1) The Company’s Annual Report on Form 10-K for the year ended December 31, 2004;

(2) The Salaried Plan Annual Report on Form 11-K for the year ended December 31, 2004;

(3) The Hourly Plan Annual Report on Form 11-K for the year ended December 31, 2004;

(4) All reports filed by the Company, the Salaried Plan or the Hourly Plan pursuant to Section 13(a) or 15(d) of the 1934 Act since December 31, 2004; and

(5) The description of the Company’s capital stock which is contained in the Company’s registration statement on Form 8-A, dated July 20, 1976, as amended.

All documents subsequently filed by the Company, the Salaried Savings Plan or the Hourly Savings Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Certain legal matters with respect to the offering of the shares of Common Stock registered hereby have been passed upon by Andrea L. Dulberg, Esq., Assistant Corporate Secretary of the Company. Ms. Dulberg owns Company Common Stock and holds employee stock options to purchase Company Common Stock in an amount equal to less than .1% of the outstanding shares of the Company.

ITEM 8.	EXHIBITS

Exhibit Number	Description

5.1	Opinion of Andrea L. Dulberg, Esq. (filed herewith).

5.2	IRS Determination Letter re: Salaried Savings Plan (filed herewith).

5.3	IRS Determination Letter re: Hourly Savings Plan (filed herewith).

23.1	Consent of Deloitte & Touche LLP relating to March 7, 2005 report (filed herewith).

23.2	Consent of Deloitte & Touche LLP relating to June 24, 2005 reports (filed herewith).

23.3	Consent of Andrea L. Dulberg, Esq. (included in Exhibit 5.1).

24	Powers of Attorney (filed herewith - see pages 6-8 of the Registration Statement).

ITEM 9.	UNDERTAKINGS

(a) Rule 415 Offering. The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any Prospectus required by section 10(a)(3) of the Securities Act, unless the information is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Subsequent Exchange Act Documents. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the 1933 Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 14th day of October, 2005.

INTERNATIONAL PAPER COMPANY

By:	/s/ ANDREA L. DULBERG
Name:	Andrea L. Dulberg
Title:	Assistant Secretary

Pursuant to the requirements of the 1933 Act, the trustees (or other persons who administer the International Paper Salaried Savings Plan) have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 14th day of October, 2005.

INTERNATIONAL PAPER COMPANY SALARIED SAVINGS PLAN

By:	/S/ ROBERT M. HUNKELER
Name:	Robert M. Hunkeler
Title:	Vice President-Trust Investments

Pursuant to the requirements of the 1933 Act, the trustees (or other persons who administer the International Paper Hourly Savings Plan) have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 14th day of October, 2005.

INTERNATIONAL PAPER COMPANY HOURLY SAVINGS PLAN

By:	/S/ ROBERT M. HUNKELER
Name:	Robert M. Hunkeler
Title:	Vice President-Trust Investments

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints, Maura Abeln Smith and Andrea L. Dulberg, and each of them, with full power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable in order to enable International Paper Company to comply with the Securities Act of 1933, as amended (the “1933 Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this Registration Statement on Form S-8 under the 1933 Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ JOHN V. FARACI John V. Faraci	Chairman of the Board, and Chief Executive Officer and Director	October 14, 2005

/s/ MARIANNE M. PARRS Marianne M. Parrs	Senior Vice President and Chief Financial Officer	October 14, 2005

/s/ ROBERT J. GRILLET Robert J. Grillet	Vice President – Finance and Controller	October 14, 2005

/s/ ROBERT M. AMEN Robert M. Amen	President and Director	October 11, 2005

/s/ MARTHA F. BROOKS Martha F. Brooks	Director	October 11, 2005

/s/ SAMIR G. GIBARA Samir G. Gibara	Director	October 14, 2005

/s/ JAMES A. HENDERSON James A. Henderson	Director	October 11, 2005

/s/ W. CRAIG MCCLELLAND W. Craig McClelland	Director	October 14, 2005

International Paper Company S-8 Registration Statement

for Salaried Savings Plan and Hourly Savings Plan

/s/ DONALD F. MCHENRY Donald F. McHenry	Director	October 11, 2005

/s/ CHARLES R. SHOEMATE Charles R. Shoemate	Director	October 14, 2005

/s/ JOHN F. TURNER John F. Turner	Director	October 10, 2005

/s/ WILLIAM G. WALTER William G. Walter	Director	October 14, 2005

International Paper Company S-8 Registration Statement

for Salaried Savings Plan and Hourly Savings Plan

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Andrea L. Dulberg, Esq. (filed herewith).

5.2	IRS Determination Letter re: Salaried Savings Plan (filed herewith).

5.3	IRS Determination Letter re: Hourly Savings Plan (filed herewith).

23.1	Consent of Deloitte & Touche LLP regarding March 7, 2005 report (filed herewith).

23.2	Consent of Deloitte & Touche LLP regarding June 24, 2005 reports (filed herewith).

23.3	Consent of Andrea L. Dulberg, Esq. (included in Exhibit 5.1).

24	Powers of Attorney (filed herewith - see pages 6-8 of the Registration Statement).